Exhibit 10.28

AMENDMENT TO CLAIM PROCEEDS INVESTMENT AGREEMENT

This AMENDMENT TO CLAIM PROCEEDS INVESTMENT AGREEMENT (this “Amendment”) is entered into as of September 30, 2022 (the “Effective Date”) by and among Brickell Key Investments LP (“Investor”), MSPA Claims 1, LLC (“MSPA Claims 1”), and MSP Recovery, Inc., a Delaware corporation (“MSP Recovery” and, together with MSPA Claims 1 and each of their respective affiliates, the “MSP Parties” and, together with the Investor, the “Parties” and each, individually, a “Party.”

PRELIMINARY STATEMENTS

A.

WHEREAS, Investor and the MSP Parties entered into a Claim Proceeds Investment Agreement dated February 20, 2015, which agreement was amended and restated on January 21, 2016, and further amended and restated on January 24, 2019 (the “CPIA”), pursuant to which Investor purchased certain assigned rights and acquired an ownership interest in Proceeds of the Claims, in each as defined in the CPIA.

B.	WHEREAS, as of the Effective Date, the amount payable to Investors pursuant to the terms of the CPIA is equal to the outstanding balance as of September 30, 2022, which is approximately $143,291,032.

C.

WHEREAS, the Parties desire to further amend the CPIA as set forth herein, pursuant to which and in exchange for certain consideration to be provided by the MSP Parties and certain principals of the MSP Parties, Investor shall cancel certain indebtedness payable by the MSP Parties to Investor in excess of $80,000,000, and no further interest shall accrue.

AGREEMENTS

In consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as set forth below.

1. Definitions. Capitalized terms used herein and not otherwise defined will have the meanings set forth in this Section 1 and the CPIA:

“CPIA” has the meaning given such term in the first Whereas clause.

“Government Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction.

“Investor” has the meaning set forth in the preamble.

“MSP Parties” has the meaning set forth in the preamble.

“Proceeds” shall have the meaning given such term in the CPIA.

“Transaction Agreements” means this Amendment and all other documents reasonably requested by a Party to give effect to this Amendment and the transactions contemplated herein.

“Warrants” has the meaning given such term in Section 2(a).

2. The Transactions.

(a)

On the Effective Date, MSP Recovery will enter into a Warrant Agreement with Investor, whereby Investor may purchase 66,666,666 shares of MSPR Class A Common Stock (the “Amount”) at a strike price equal $0.00001 exercisable by Investor at any time after the Effective Date in exchange for MSPR Class A Common Stock (the cumulative right to purchase shares shall be referred to as “Warrants” in this Amendment) (the form of the Warrant Agreement is attached hereto as Exhibit A), however, the MSPR Class A Common Stock (“MSPR Shares”) that are obtained by Investor can only be sold at a maximum of 15% per month unless otherwise waived by MSP Recovery; and

(b)

On and after the Effective Date, the MSP Parties shall pay to Investor 100% of the Proceeds in an amount not to exceed $80,000,000 when received by the MSP Parties. The MSP Parties’ obligations to pay Proceeds to Investor pursuant to this Section 2(b) shall terminate only when Investor has received at least $80,000,000 in gross recoveries (the “Total Obligation”) from (i) Proceeds; (ii) monetization of the Warrants (through sale of the Warrants or sale of the underlying MSPR Shares), and/or (iii) cash. Additionally, at the time any Proceeds or cash is received from (i) or (iii) above, Investor shall elect to either (x) keep the Proceeds or cash while reducing the Amount of MSP Shares that can be exercised and acquired pursuant to the Warrant Agreement corresponding to the value of the Proceeds or cash that Investor has elected to keep (based on a $1.20 share price and for avoidance of doubt, the sale of any Warrants or shares if transferred from warrants to shares and sold by Investor will always be measured at the $1.20 price as it relates to a determination of the value to be assigned against the Total Obligation) or (y) forgo receipt of such amount of Proceeds and instead retain the right to exercise and acquire pursuant to the Warrant Agreement (or if exercised, the right to retain) such amount of MSP Shares corresponding to the value of the Proceeds or cash that Investor has elected to forego. For the avoidance of doubt, any such election under (x) or (y) in this clause shall reduce the amount of the Total Obligation by any such amount. By way of example, if Investor receives $1,200 in cash, then the amount of MSPR Shares Investor is eligible to acquire shall be reduced by 1,000; if Investor elects to forego the cash and keep the Warrants or MSP Shares, then the Total Obligation shall be reduced by $1,200; and

(c)

On the Effective Date, all obligations of the MSP Parties pursuant to the terms of the CPIA, other than those terms required to give effect to the terms of the Transaction Agreements and the Transactions set forth herein, shall be extinguished for all amounts in excess of $80,000,000, and no further interest shall accrue on outstanding amounts. Other than as set forth in this Amendment, the MSP Parties shall have no further obligations to Investor. The intent of the parties is that MSP will never pay more than $80,000,000.00 to Investor from any of Proceeds, cash, or Class A Shares elected by investor under 2(b)(y) above, or a combination of the three. Once Investor has received the Total Obligation, then the CPIA, together with all rights and obligations of the respective parties thereunder, shall terminate (including, for the avoidance of doubt, Section 9 of the CPIA), and any security interests granted thereunder, including Section 4.1, shall be returned to MSP.

3. Representations, Warranties and Covenants

(a)	Each Party represents and warrants to each other Party that:

(i) If such Party is a legal entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each other jurisdiction in which the character or nature of such Party’s business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially impair the ability of such Party to conduct its business operations. Each Party has (i) all power and authority and (ii) subject to Section 3(a)(vi) below, all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted.

(ii) The execution, delivery and performance by such Party of this Amendment and the Transaction Agreements to which such Party is a party, and the consummation by such Party of the transactions contemplated hereby and thereby are within the powers of such Party and have been duly authorized by all necessary action on the part of such Party as required by applicable law or under their respective constituent documents, as applicable. This Amendment has been duly executed and delivered by such Party and it constitutes and, upon their execution and delivery, the Transaction Agreements to which such Party is a party will constitute, a valid and legally binding agreement of each such Party enforceable against such Party in accordance with their respective terms, as the case may be, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally (if and when such laws would apply) and by general equitable principles. The execution, delivery or performance by such Party of this Amendment or any Transaction Agreements to which such Party is a party does not require any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Government Authority as a result of the execution, delivery and performance of this Amendment or any of the Transaction Agreements to which such Party is a party or the consummation of the transactions contemplated hereby or thereby.

(iii) The execution, delivery and performance by such Party of this Amendment or any Transaction Agreement to which such Party is a party do not (a) if such Party is a legal entity, contravene or conflict with the constituent documents of such Party; (b) contravene or conflict with or constitute a violation of any provision of any law or order binding upon or applicable to such Party; (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of such Party, or any payment or reimbursement obligation.

(iv) Such Party is in compliance in all material respects with all laws to which it may be subject, and it is not subject to any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration or proceeding, in each case, made, asserted, commenced or threatened by any person (including any Government Authority) that would prevent such Party from performing such Party’s duties and obligations under this Amendment or any Transaction Agreement to which such Party is a party.

(v) Within sixty (60) days from the Effective Date, the MSP Parties shall have (a) obtained all required approvals and consents for the MSP Parties to enter into this Amendment and to perform each of the transactions provided for hereunder and under the terms of the Warrant Agreement and (b) filed a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the MSPR Shares into which the Warrants may be exercised by the Holder, who shall be named as a “selling stockholder” thereunder. The MSP Parties shall cause the Registration Statement to become effective, and shall use best efforts to maintain the effectiveness of such Registration Statement (which may include one or more post-effective amendments on Form S-1) or file and cause to become effective one or more registrations statements, in each case with respect to the MSP Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement.

4. Fees and Expenses. Each Party will bear its own cost and expenses incurred in connection with this Amendment (including the structuring, investigation, documentation, and negotiation relating to this Amendment), the Exhibits hereto and any related agreements.

5. Confidentiality. This Amendment and the information set forth herein, as well as any confidential, proprietary or other information disclosed by a Party in connection with the preparation of this Amendment (including any Exhibits hereto) (regardless of the form or manner in which such information is provided and regardless of whether such information is labeled as confidential), are confidential and will not be disclosed to anyone other than the Parties’ attorneys, accountants or other similar advisors; provided that the Parties may share this Amendment and related information if required by securities laws and regulations. No recipient of confidential information will use such confidential information except in connection with the implementation of this Amendment.

6. Further Assurances. In connection with this Amendment and the transactions contemplated hereby, each Party agrees to execute and deliver such additional documents, instruments, conveyances, and assurances, and to take such further actions as may be required, to carry out the provisions of this Amendment and give effect to the transactions contemplated herein.

7. Severability. If any term or provision of this Amendment is held to be invalid, illegal, or unenforceable under applicable law in any jurisdiction, such invalidity, illegality, or enforceability will not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties must negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8. Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Amendment will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

9. Dispute Resolution; Waiver of Jury Trial. The Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Amendment must be submitted for resolution to binding arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association (AAA) before three (3) arbitrators selected by the AAA. The arbitration shall be held in Wilmington, Delaware in the English language.

EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Equitable Remedies. Each Party acknowledges that a breach or threatened breach by such Party of any of its obligations under this Amendment would give rise to irreparable harm to the other Parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other Parties hereto will, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

11. Amendment; Waiver; Successors and Assigns. No provision of this Amendment may be amended or modified except by an instrument in writing executed by all of the Parties. Any such written amendment or modification will be binding upon each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Amendment will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. This Amendment will be binding upon and will inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, and assigns.

12. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

All terms of the CPIA shall remain in full force and effect other than as expressly amended hereby.

[Signature page follows]

The Parties have caused this Amendment to be duly executed and delivered on the Effective Date.

MSPA CLAIMS 1, LLC

By:	/s/ Alexandra Plasencia
Name:	Alexandra Plasencia
Title:	Authorized Person

BRICKELL KEY INVESTMENTS LP

By:	/s/ David Walker
Name:	David Walker
Title: Director for and on behalf of Brickell Key Partners GP Limited, as General Partner of Brickell Key Investments LP

MSP RECOVERY, INC.

By:	/s/ Alexandra Plasencia
Name:	Alexandra Plasencia
Title:	General Counsel